Prudential National Muni Fund, Inc.
Semi-Annual period ending 2/28/15
File No. 811-02992

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential National Muni Fund, Inc. (the
"Fund"), approved the following proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,774,531.093     97.355%        65.898%
WITHHELD              836,249.751      2.645%         1.790%

 (b) Kevin J. Bannon;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,782,829.846       97.381%        65.916%
WITHHELD              827,950.998        2.619%         1.772%

(c) Linda W. Bynoe;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,736,792.689      97.236%         67.817%
WITHHELD              873,988.155       2.764%          1.871%

(d) Keith F. Hartstein;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,765,322.867      97.326%         65.878%
WITHHELD              845,457.977       2.674%          1.810%

(e) Michael S. Hyland;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                 30,733,267.219     97.225%         65.809%
WITHHELD               877,513.625      2.775%          1.879%

(f) Stephen P. Munn;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                 30,745,395.550     97.263%         65.835%
WITHHELD               865,385.294      2.737%          1.853%

(g) James E. Quinn;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,763,404.991       97.320%        65.874%
WITHHELD              847,375.853        2.680%         1.814%

(h) Richard A. Redeker;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,715,506.790      97.168%         65.771%
WITHHELD              895,274.054       2.832%          1.917%

(i) Stephen G. Stoneburn;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                 30,711,682.866     97.156%         65.763%
WITHHELD               899,097.978      2.844%          1.925%

(j) Stuart S. Parker;

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,719,021.799     97.407%         65.933%
WITHHELD              819,759.045      2.593%          1.755%

(k) Scott E. Benjamin; and

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,775,033.058       97.357%        65.899%
WITHHELD             835,747.786         2.643%         1.789%

(l) Grace C. Torres.

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                30,737,681.344      97.238%         65.819%
WITHHELD              873,099.500       2.762%          1.869%

The special meeting of shareholders of the Fund held on November
26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on December 10, 2014, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                     SHARES VOTED     % OF VOTED      % OF TOTAL


FOR                 9,724,688.478      30.743%        20.824%
AGAINST             1,391,964.831       4.401%         2.980%
ABSTAIN             1,074,802.846       3.397%         2.301%
BROKER NON-VOTE    19,441,719.633      61.459%        41.631%

TOTAL              31,633,175.788     100.000%        67.736%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                     SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                 9,296,296.013      29.388%      19.906%
AGAINST             1,652,752.525       5.225%       3.539%
ABSTAIN             1,242,407.617       3.928%       2.660%
BROKER NON-VOTE    19,441,719.633      61.459%      41.631%

TOTAL              31,633,175.788     100.000%      67.736%